As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Videocon d2h Limited

(Exact name of registrant as specified in its charter)

Republic of India	4841	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1st Floor, Techweb Centre

New Link Road

Oshiwara Jogeshwari (West)

Mumbai 400 102 Maharashtra, India

(+91 22) 4255 5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, NY 10017

Tel: (212) 750-6474

Fax: (212) 750-1361

With copies to:

Saurabh Pradipkumar Dhoot	James A. Graf	Ashok K. Lalwani, Esq.	Joel L. Rubinstein, Esq.
Executive Director	Chief Financial Officer	Thomas J. Rice, Esq.	Jonathan P. Rochwarger, Esq.
1st Floor, Techweb Centre	Silver Eagle Acquisition Corp.	Baker & McKenzie. Wong & Leow	Elliott M. Smith, Esq.
New Link Road	1450 2nd Street, Suite 247	8 Marina Boulevard #05-01 Marina	McDermott Will & Emery LLP
Oshiwara Jogeshwari (West)	Santa Monica, CA 90401	Bay Financial Centre Tower 1	340 Madison Avenue
Mumbai 400 102	Tel: (310) 209-7280	Singapore 018981	New York, NY 10173-1922
Maharashtra, India		Tel: (+65) 6338 1888	Tel: (212) 547-5400
(+91 22) 4255 5000		Fax: (+65) 6337 5100	Fax: (212) 547-5444

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and on completion of the business combination described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒File No. 333-201870

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered(1)	Registered(2)	per ADS	Price(3)	Fee(4)
Equity shares, face value Rs.10 per share	56,159,600	$10.00	$36,249,000	$4,212.14

(1)	All of the registrant’s equity shares being offered hereby will be represented by American Depositary Shares of the registrant (‘‘Videocon d2h ADSs’’) and each will be evidenced by American Depositary Receipts. Each Videocon d2h ADS will represent 4 equity shares, face value Rs.10 per share, of the registrant (each a ‘‘Videocon d2h share’’). The Videocon d2h ADSs will be issuable upon deposit of Videocon d2h shares and will each be registered under a registration statement on Form F-6.

(2)	The 56,159,600 Videocon d2h shares being registered in this Registration Statement are in addition to the 94,840,000 Videocon d2h shares registered pursuant to the registrant's Registration Statement on Form F-4 (File No. 333-201870) (as amended, the "Initial Registration Statement"). The 150,999,600 Videocon d2h shares registered pursuant to this Registration Statement and the registrant's Initial Registration Statement are to be issued to the holders of Silver Eagle Acquisition Corp. common stock under the Contribution Agreement, dated December 31, 2014, as amended on February 3, 2015, between the registrant and Silver Eagle Acquisition Corp. (the "Contribution Agreement").

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the maximum aggregate amount of cash that the registrant will receive under the Contribution Agreement. The maximum aggregate offering price of $36,249,000 of the securities registered pursuant to this Registration Statement represents the difference between the actual cash proceeds to be received by the registrant under the Contribution Agreement of $273,349,000 and the aggregate cash proceeds to be received by the registrant of $237,100,000 that were estimated for the purposes of calculating the filing fee for the Initial Registration Statement.

(4)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $237,100,000 pursuant to the Initial Registration Statement for which a filing fee of $27,551.02 was previously paid.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction H to Form F-4 promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of Amarchand & Mangaldas & Suresh A. Shroff & Co. regarding the validity of the securities being registered and India tax matters and the consents of Rothstein Kass, Khandelwal Jain & Co., Media Partner Asia Limited, KPMG LLP and Amarchand & Mangaldas & Suresh A. Shroff & Co. This Registration Statement relates to our Registration Statement on Form F-4 (File No. 333-201870), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission on March 20, 2015. We are filing this Registration Statement for the sole purpose of registering an additional 56,159,600 equity shares that may be issued pursuant to the Contribution Agreement. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, on March 30, 2015.

VIDEOCON D2H LIMITED

By:	/s/ Saurabh Pradipkumar Dhoot
Name:	Saurabh Pradipkumar Dhoot
Title:	Executive Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Saurabh Pradipkumar	Executive Director	March 30, 2015
Saurabh Pradipkumar Dhoot	(Principal Executive Officer)

/s/ Avanti Kumar Kathaliya	Chief Financial Officer	March 30, 2015
Avanti Kumar Kathaliya	(Principal Financial and Accounting Officer)

*	Director	March 30, 2015
Shivratan Jeetmal Taparia

*	Director	March 30, 2015
Pradeep Ramwilas Rathi

*	Director	March 30, 2015
Nabankur Gupta

*	Director	March 30, 2015
Karunchandra Srivastava

*By: /s/ Saurabh Pradipkumar Dhoot
Saurabh Pradipkumar Dhoot
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for Videocon d2h Limited, has signed this Registration Statement and any amendment thereto in the City of New York, State of New York, on March 30, 2015.

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Initial Registration Statement (File No. 333-201870), as amended, are incorporated by reference into, and shall be deemed part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit
No.	Description
5.1	Opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co. regarding the validity of the equity shares to be represented by American Depositary Shares

8.1	Tax opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co.

23.1	Consent of Rothstein Kass (Silver Eagle Acquisition Corp.)

23.2	Consent of of Khandelwal Jain & Co. (Registrant)

23.3	Consent of Media Partner Asia Limited

23.4	Consent of KPMG LLC (Silver Eagle Acquisition Corp.)

23.5	Consent of Amarchand & Mangaldas & Suresh A. Shroff & Co. (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney incorporated by reference to Exhibit 24.1 to the Initial Registration Statement (File No. 333-201870)